AGREEMENT AND PLAN OF MERGER


                                      Among


                                   HUMANA INC.


                          UNITED HEALTHCARE CORPORATION


                                       and


                                    UH-1 INC.





                            Dated as of May 27, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                       The Merger; Closing; Effective Time

1.1.    The Merger............................................................2
1.2.    Closing...............................................................2
1.3.    Effective Time........................................................2

                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

2.1.    The Certificate of Incorporation......................................3
2.2.    The By-Laws...........................................................3

                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

3.1.    Directors.............................................................3
3.2.    Officers..............................................................3

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

4.1.    Effect on Capital Stock...............................................4
        (a)  Merger Consideration.............................................4
        (b)  Cancellation of Excluded Shares..................................4
        (c)  Merger Subsidiary................................................4

4.2.    Exchange of Certificates for Shares...................................4
        (a)  Exchange Agent...................................................4
        (b)  Exchange Procedures..............................................5
        (c)  Distributions with Respect to Unexchanged
             Shares; Voting ..................................................5

                                                                            Page
                                                                            ----

        (d)  Transfers........................................................6
        (e)  Fractional Shares................................................6
        (f)  Termination of Exchange Fund.....................................6
        (g)  Lost, Stolen or Destroyed Certificates...........................7
        (h)  Affiliates.......................................................7

4.3.    Dissenters' Rights....................................................7

4.4.    Adjustments to Prevent Dilution.......................................7


                                    ARTICLE V

                         Representations and Warranties

5.1.    Representations and Warranties of the Company.........................8
        (a)  Organization, Good Standing and Qualification....................8
        (b)  Capital Structure................................................9
        (c)  Corporate Authority; Approval and Fairness......................10
        (d)  Governmental Filings; Consents and Approvals; No
             Violations......................................................10
        (e)  Company Reports; Financial Statements...........................11
        (f)  Absence of Certain Changes......................................13
        (g)  Litigation and Liabilities......................................13
        (h)  Employee Benefits...............................................14
        (i)  Compliance with Laws; Permits...................................16
        (j)  Takeover Statutes...............................................17
        (k)  Environmental Matters...........................................17
        (l)  Accounting and Tax Matters......................................18
        (m)  Taxes...........................................................18
        (n)  Labor Matters...................................................19
        (o)  Insurance.......................................................19
        (p)  Intellectual Property...........................................19
        (q)  Year 2000 Compliance; MIS Systems...............................20
        (r)  Material Contracts..............................................20
        (s)  Rights Plan.....................................................21
        (t)  Reserves........................................................21
        (u)  Brokers and Finders.............................................22
        (v)  Ownership of Parent Common Stock................................22

                                                                            Page
                                                                            ----

5.2.    Representations and Warranties of Parent and
        Merger Subsidiary....................................................22
        (a)  Capitalization of Merger Subsidiary.............................22
        (b)  Organization, Good Standing and Qualification...................23
        (c)  Capital Structure...............................................23
        (d)  Corporate Authority.............................................24
        (e)  Governmental Filings; No Violations.............................24
        (f)  Parent Reports; Financial Statements............................25
        (g)  Absence of Certain Changes......................................26
        (h)  Litigation and Liabilities......................................27
        (i)  Compliance with Laws; Permits...................................27
        (j)  Accounting and Tax Matters......................................28
        (k)  Reserves........................................................28
        (l)  Brokers and Finders.............................................28
        (m)  Ownership of Company Common Stock...............................29


                                   ARTICLE VI

                                    Covenants

6.1.    Interim Operations...................................................29
6.2.    Acquisition Proposals................................................32
6.3.    Information Supplied.................................................33
6.4.    Stockholders Meetings................................................34
6.5.    Filings; Other Actions; Notification.................................34
6.6.    Taxation and Accounting..............................................36
6.7.    Access...............................................................37
6.8.    Affiliates...........................................................37
6.9.    Stock Exchange Listing...............................................38
6.10.   Publicity............................................................38
6.11.   Benefits.............................................................38
        (a)  Stock Options...................................................38
        (b)  Employee Benefits...............................................39
6.12.   Expenses.............................................................41
6.13.   Indemnification; Directors' and Officers' Insurance..................41
6.14.   Parent's Board of Directors..........................................43
6.15.   Takeover Statute.....................................................43

                                                                            Page
                                                                            ----

                                   ARTICLE VII

                                   Conditions

7.1.    Conditions to Each Party's Obligation to Effect the Merger...........43
        (a)  Stockholder Approval............................................43
        (b)  NYSE Listing....................................................44
        (c)  Regulatory Consents.............................................44
        (d)  Litigation......................................................44
        (e)  S-4.............................................................44
        (f)  Blue Sky Approvals..............................................44
        (g)  Accountant Letters..............................................44

7.2.    Conditions to Obligations of Parent and Merger Subsidiary............44
        (a)  Representations and Warranties..................................45
        (b)  Performance of Obligations of the Company.......................45
        (c)  Consents........................................................45
        (d)  Tax Opinion.....................................................45
        (e)  Affiliates Letters..............................................46

7.3.    Conditions to Obligation of the Company..............................46
        (a)  Representations and Warranties..................................46
        (b)  Performance of Obligations of Parent and
             Merger Subsidiary...............................................46
        (c)  Consents........................................................46
        (d)  Tax Opinion.....................................................46

                                  ARTICLE VIII

                                   Termination

8.1.    Termination by Mutual Consent........................................47
8.2.    Termination by Either Parent or the Company..........................47
8.3.    Termination by the Company...........................................47
8.4.    Termination by Parent................................................48
8.5.    Effect of Termination and Abandonment................................49

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                                                                            Page
                                                                            ----

                                   ARTICLE IX

                            Miscellaneous and General

9.1.    Survival.............................................................51
9.2.    Modification or Amendment............................................51
9.3.    Waiver of Conditions.................................................51
9.4.    Counterparts.........................................................51
9.5.    Governing Law and Venue; Waiver of
        Jury Trial...........................................................51
9.6.    Notices..............................................................52
9.7.    Entire Agreement; No Other Representations...........................53
9.8.    No Third Party Beneficiaries.........................................54
9.9.    Obligations of Parent and of the Company.............................54
9.10.   Severability.........................................................54
9.11.   Interpretation.......................................................54
9.12.   Assignment...........................................................55

                                    EXHIBITS


Exhibit A                                            Stock Option Agreement
Exhibit B                                            Voting Agreement
Exhibit C-1                                          Affiliates Letter
Exhibit C-2                                          Pooling Affiliates Letter

                        DEFINITIONS CROSS-REFERENCE SHEET
                        ---------------------------------


TERM                                                            SECTION
----                                                            -------

Acquisition Proposal............................................ 6.2
affiliates...................................................... 6.8(a)
Affiliates...................................................... 6.1(a)(viii)
Affiliates Letter............................................... 6.8(a)
Aggregate Value................................................. 8.5(c)
Agreement....................................................... Preamble
Alternative Termination Fee..................................... 8.5(c)
Average Price................................................... 4.2(e)
Areas........................................................... 5.1(r)
Average Price................................................... 4.2(e)
Bankruptcy and Equity Exception................................. 5.1(c)(i)
By-Laws......................................................... 2.2
Cap............................................................. 6.13(c)
Certificate..................................................... 4.1(a)
Charter......................................................... 2.1
Closing......................................................... 1.2
Closing Date.................................................... 1.2
Code............................................................ Recitals
Company......................................................... Preamble
Company Disclosure Letter....................................... 5.1
Company Material Adverse Effect................................. 5.1(a)(iii)
Company Option.................................................. 5.1(b)
Company Reports................................................. 5.1(e)(i)
Company Requisite Vote.......................................... 5.1(c)(i)
Company SAP Statements.......................................... 5.1(e)(iii)
Company Stock Plans............................................. 5.1(b)
Compensation and Benefit Plans.................................. 5.1(h)(i)
Confidentiality Agreement....................................... 9.7
Constituent Corporations........................................ Preamble
Contracts....................................................... 5.1(d)(ii)
Costs........................................................... 6.13(a)

TERM                                                             SECTION
----                                                             -------

D&O Insurance................................................... 6.13(c)
Delaware Certificate of Merger.................................. 1.3
DGCL............................................................ 1.1
Effective Time.................................................. 1.3
Environmental Law............................................... 5.1(k)
ERISA........................................................... 5.1(h)(ii)
ERISA Affiliate................................................. 5.1(h)(iii)
Exchange Act.................................................... 5.1(d)(i)
Exchange Agent.................................................. 4.2(a)
Exchange Fund................................................... 4.2(a)
Excluded Shares................................................. 4.1(a)
Exclusivity Contracts........................................... 5.1(r)
Expenses........................................................ 8.5(b)
GAAP............................................................ 5.1(e)(i)
Governmental Consents........................................... 7.1(c)
Governmental Entity............................................. 5.1(d)(i)
Hazardous Substance............................................. 5.1(k)
Health Benefit Law.............................................. 5.1(i)(ii)
HMO............................................................. 5.1(i)(i)
HSR Act......................................................... 5.1(d)(i)
Indemnified Parties............................................. 6.13(a)
Intellectual Property........................................... 5.1(p)
IRS............................................................. 5.1(h)(ii)
knowledge of the executive officers............................. 5.1(f)
Law............................................................. 5.1(d)(ii)
Liens........................................................... 5.1(b)
Material Company Contract....................................... 5.1(r)
Material Consumer Contracts..................................... 5.1(r)
Material Customer Contracts..................................... 5.1(r)
Material Provider Contracts..................................... 5.1(r)
Medicaid........................................................ 5.1(i)(ii)
Medicare........................................................ 5.1(i)(ii)
Merger.......................................................... Recitals
Merger Consideration............................................ 4.1(a)

TERM                                                             SECTION
----                                                             -------

Merger Subsidiary............................................... Preamble
NYSE............................................................ 5.2(e)
Order........................................................... 7.1(d)
Parent.......................................................... Preamble
Parent Common Stock............................................. 4.1(a)
Parent Companies................................................ 4.1(a)
Parent Disclosure Letter........................................ 5.2
Parent Material Adverse Effect.................................. 5.2(b)
Parent Preferred Shares......................................... 5.2(c)
Parent Reports.................................................. 5.2(f)(i)
Parent Requisite Vote........................................... 5.2(d)(i)
Parent SAP Statements........................................... 5.2(f)(ii)
Parent Stock Plans.............................................. 5.2(c)
Parent Voting Debt.............................................. 5.2(c)
Passive Investments............................................. 5.1((a)(ii)
Pension Plan.................................................... 5.1(h)(ii)
Person.......................................................... 5.1(d)(i)
Pooling Letter.................................................. 6.6(b)
PPO............................................................. 5.1(i)(i)
Preferred Shares................................................ 5.1(b)
Prospectus/ Proxy Statement..................................... 6.3
Representatives................................................. 6.2
Rights Agreement................................................ 5.1(b)
S-4 Registration Statement...................................... 6.3
SEC............................................................. 5.1(e)(i)
Securities Act.................................................. 5.1(d)(i)
Share........................................................... 4.1(a)
Shares.......................................................... 4.1(a)
Stock Option Agreement.......................................... Recitals
Stockholders Meeting............................................ 6.4
Subsidiary...................................................... 5.1(a)(iii)
Superior Proposal............................................... 6.2
Surviving Corporation........................................... 1.1
Takeover Statute................................................ 5.1(j)

TERM                                                             SECTION
----                                                             -------

Tax............................................................. 5.1(m)
Tax Return...................................................... 5.1(m)
Taxable......................................................... 5.1(m)
Taxes........................................................... 5.1(m)
Termination Date................................................ 8.2
Termination Fee................................................. 8.5(b)
Third Party Confidentiality Agreement........................... 6.2
Voting Agreement................................................ Recitals

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of May 27, 1998, among Humana Inc., a Delaware corporation (the "Company"), United HealthCare Corporation, a Minnesota corporation ("Parent"), and UH-1 Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary," and together with the Company, the "Constituent Corporations").


                                    RECITALS

         WHEREAS, the respective Boards of Directors of each of Parent, Merger Subsidiary and the Company have determined that the merger of Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable and in the best interests of their corporations and have approved the Merger; and

         WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

       WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests"; and

          WHEREAS, contemporaneously with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, the Company and Parent have entered into a Stock Option Agreement, dated as of the date of this Agreement and attached hereto as Exhibit A (the "Stock Option Agreement"), pursuant to which the Company has granted Parent an option to purchase shares of the Company under certain circumstances; and

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, a certain stockholder of the Company has entered into a Voting Agreement, dated as of the date of this Agreement and attached hereto as Exhibit B (the "Voting Agreement"), pursuant to which such stockholder has agreed, among other things, to vote his shares of common stock of the Company in favor of the Merger.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                       The Merger; Closing; Effective Time

         1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of Merger Subsidiary shall thereupon cease. The Company shall be the surviv ing corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

         1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

         1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware or at such later time as agreed by the parties and established under the Delaware Certificate of Merger (the "Effective Time").

                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

         2.1. The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article Fourth of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $1.00 per share."

         2.2. The By-Laws. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.


                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

         3.1. Directors. The directors of Merger Subsidiary at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

         3.2. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

         4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

         (a) Merger Consideration. Each share of the Common Stock, par value $0.16-2/3 per share, of the Company (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Subsidiary or any other direct or indirect subsidiary of Parent (collectively, the "Parent Companies") and Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties (collectively, "Excluded Shares")) shall be converted into, and become exchangeable for 0.5 shares (the "Merger Consideration") of Common Stock, par value $0.01 per share, of Parent ("Parent Common Stock"). At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this
Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c).

         (b) Cancellation of Excluded Shares. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (c) Merger Subsidiary. At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         4.2. Exchange of Certificates for Shares.

         (a) Exchange Agent. Promptly after the Effective Time, Parent shall deposit, or shall cause to be deposited, with Norwest Corporation or such other exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent

Common Stock to be issued or paid pursuant to the last sentence of Section 4.1(a) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

         (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

         (c) Distributions with Respect to Unexchanged Shares; Voting. (i) All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable Laws (as defined in Section 5.1(d)), following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

         (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

         (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

         (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof equal to such fractional proportion of the "Average Price" of a share of Parent Common Stock. The "Average Price" of a share of Parent Common Stock shall be the average of the closing sales prices thereof as reported on the New York Stock Exchange over the ten trading days immediately preceding the Effective Time.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall be paid or returned to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person (as defined in Section 5.1(d)) shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

         (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as defined in Section 6.8(a)) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.8 hereof.

         4.3. Dissenters' Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

         4.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, or other similar transaction, the Merger Consideration shall be appropriately adjusted.

                                    ARTICLE V

                         Representations and Warranties

         5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections (or by appropriate cross-reference) of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Subsidiary that:

         (a) Organization, Good Standing and Qualification. (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of its Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, and the Company and each of its Subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to have such corporate or similar power and authority or to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and each of its Subsidiaries' certificates of incorporation and by-laws or comparable governing instruments, each as amended to date. The Company's and its Subsidiaries' certificates of incorporation and by-laws or comparable governing instruments so delivered are in full force and effect.

         (ii) Section 5.1(a) of the Company Disclosure Letter sets forth each Subsidiary of the Company and its jurisdiction of incorporation. Except for the Company's or any of its Subsidiaries' interest in any of the Company's Subsidiaries, and except for passive investments not exceeding 4.99% of the voting interests (including securities convertible or exchangeable into voting interests) of any Person made, or debt securities held, in the ordinary course of business (collectively, "Passive Investments"), neither the Company nor its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any Person.

         (iii) As used in this Agreement, the term (A) "Subsidiary" means, with respect to the Company, Parent or Merger Subsidiary, as the case may be, any entity, whether incorporated or unincorporated, of which such party is the general partner or managing member or of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries, or by such party and any one or more of its respective Subsidiaries, and (B) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole.

         (b) Capital Structure. The authorized capital stock of the Company consists of 300,000,000 Shares, of which 166,524,663 Shares were outstanding as of the close of business on May 22, 1998, and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of which no shares were outstanding as of the close of business on May 22, 1998. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than 33,000,000 Shares reserved for issuance under the Stock Option Agreement, the Company has no Shares or Preferred Shares reserved for issuance, except that, as of May 22, 1998, there were 17,798,628 Shares reserved for issuance pursuant to the Company's 1981 NonQualified Stock Option Plan, the Company's 1989 Stock Option Plan for Employees, the Company's 1989 Stock Option Plan for Non-Employee Directors, the Company Stock Bonus Plan for Employed Physicians and the Company's 1996 Stock Incentive Plan for Employees (collectively, the "Company Stock Plans"), and 2,500,000 Preferred Shares reserved for issuance pursuant to the Amended and Restated Rights Agreement, dated as of February 14, 1996, between the Company and the Bank of Louisville (formerly known as Mid-America Bank of Louisville & Trust Company), as Rights Agent (as amended, the "Rights Agreement"). Section 5.1(b) of the Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase or acquire Shares under each of the Company Stock Plans (each a "Company Option") as of the close of business on May 22, 1998, including the holder, date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim, third-party right or other encumbrance ("Liens") except for immaterial Liens imposed under local Laws that do not relate to obligations that are past due. Except as set forth above and except for the Stock Option Agreement, as of the date hereof there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or are exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

         (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to approval of this Agreement by the holders of at least a majority of the outstanding Shares (the "Company Requisite Vote"), the Merger and the other transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement are valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

         (ii) The Board of Directors of the Company (A) has unanimously approved this Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated hereby and thereby and (B) has received the opinion, dated the date hereof, of its financial advisors, Lehman Brothers Inc., to the effect that the consideration to be received by the holders of the Shares in the Merger is fair to such holders from a financial point of view. It is agreed and understood by Parent that such opinion is for the sole benefit of the Board of Directors of the Company and is not to be relied on by Parent or its stockholders.

         (d) Governmental Filings; Consents and Approvals; No Violations. (i) Other than the filings, notices, consents, registrations, approvals, permits and authorizations (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), (C) required under any Health Benefit Law (as defined in Section 5.1(i)) or (D) to comply with state securities or "blue-sky" laws, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any governmental or regula tory authority, agency, commission, body or other governmental or regulatory entity ("Governmental Entity") or any other individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature ("Person"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby, except those the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

         (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws or comparable governing instruments of the Company or any of its Subsidiaries, (B) a breach or violation of, or a default under, or the acceleration of any obligations under, or the termination of, or the loss of a material benefit under, or the creation of a Lien on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement, license or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries or any of their respective assets, or (assuming, as to consummation, that the filings and notices are made, and approvals are obtained, as referred to in Section 5.1(d)(i)) any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of, or agreement or written understanding with, any Governmental Entity ("Law") to which the Company or any of its Subsidiaries or any of their respective assets is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, termination, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

         (e) Company Reports; Financial Statements. (i) The Company has made available to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996, including (i) the Company's Annual Reports on Form 10-K for the years ended December 31, 1996 and December 31, 1997 and (ii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not mis leading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed with the SEC subsequent to the date hereof, will fairly present in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed with the SEC subsequent to the date hereof, will fairly present in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries on a consolidated basis for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         (ii) The consolidated balance sheets, statements of income and changes in financial position of the Company and its Subsidiaries that are included in the Company Reports filed with the SEC prior to the date hereof do not include the financial information of The Humana Foundation Inc. and Parent acknowledges that the assets and liabilities of The Humana Foundation Inc. shall not be transferred, and that Parent shall not have the ability to elect or appoint the board of directors of The Humana Foundation Inc., as part of the Merger and the other transactions contemplated hereby.

         (iii) The Company has made available to Parent true and complete copies of each annual and quarterly statutory report of any of its Subsidiaries that was required to be filed with any applicable Governmental Entity for the years ended December 31, 1995, 1996 and 1997 and the quarterly period ended March 31, 1998, including all exhibits, interrogatories, notes, schedules and any actuarial or accounting opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Company SAP Statements"). The Company SAP Statements were in all material respects prepared in conformity with the accounting principles and practices set forth in applicable Laws or prescribed or permitted by the applicable regulatory authority, consistently applied for the periods covered thereby and present fairly in all material respects, except as expressly noted therein, the statutory financial condition of each of such Subsidiaries as at the respective dates thereof and the results of operations of each of such Subsidiaries for the respective periods then ended. No material deficiency which has not been cured has been asserted with respect to any Company SAP Statements by the applicable Governmental Entity. The Company has made available to Parent true and complete copies of all examination reports of any regulatory agencies since January 1, 1996 relating to its Subsidiaries and all material submissions made by the Company and any of its Subsidiaries to such regulatory agencies.

         (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, since December 31, 1997 the Company and each of its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses, and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries, or any development or combination of developments of which the executive officers of the Company have knowledge, that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for cash dividends or other distributions on its capital stock publicly announced prior to the date hereof; (iv) any change by the Company in accounting principles, practices or methods; (v) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration or servicing policies, practices, procedures, methods, assumptions or principles of the Company or any of its Subsidiaries; (vi) any cancellation, termination or non-renewal of a Material Customer Contract (as defined in Section 5.1(r)) or Material Provider Contract (as defined in Section 5.1(r)); or (vii) any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to executive officers, other than increases in the ordinary course, or, other than as required by Law, any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)) or the adoption of any new Compensation and Benefit Plan. For purposes of this Agreement, "knowledge of the executive officers" or any variation thereof means, in the case of the Company, knowledge of the executive officers of the Company (or its Subsidiaries) set forth in
Section 5.1(f) of the Company Disclosure Letter and, in the case of Parent, knowledge of the executive officers of Parent (or its Subsidiaries) set forth in
Section 5.1(f) of the Parent Disclosure Letter, in each case after due inquiry.

         (g) Litigation and Liabilities. Except as disclosed or reserved for in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against, or otherwise adversely affecting the Company or any of its Subsidiaries, (ii) obligations or liabilities of any nature, whether accrued, contingent or otherwise and whether or not required to be disclosed, or
(iii) facts or circumstances of which the executive officers of the Company have knowledge that could result in any claims against, or obligations or liabilities of, or limitations on the conduct of the business by, or otherwise adversely affect, the Company or any of its Subsidiaries, except for any of the foregoing that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

         (h) Employee Benefits.

         (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, change of control, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company or any of its Subsidiaries, including in each case any amendments or supplements thereto (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

         (ii) All Compensation and Benefit Plans are in material compliance with all applicable Law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), with respect to "TRA" (as defined in
Section 1 of Rev. Proc. 93-39) and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the executive officers of the Company, threatened material litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. No entity other than an ERISA Affiliate (as defined below) participates in any Compensation and Benefit Plan.

         (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

         (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been appropriately reflected on the Company's balance sheet. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

         (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

         (vi) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

         (vii) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

         (viii) All Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of the Company and its Subsidiaries comply in all material respects with applicable local Law. The Company and its Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees and is required to be funded.

         (ix) No compensation payable by the Company to any of its employees under any existing Compensation and Benefit Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code.

         (x) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or independent contractor of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Compensation and Benefit Plan would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         (xi) Neither the Company nor any of its Subsidiaries has made or committed to make any material increase of contributions or benefits under any Compensation and Benefit Plan which would become effective after the date hereof.

         (i) Compliance with Laws; Permits. (i) Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have been, and are being, conducted in compliance with all Laws, including all Health Benefit Laws (as defined below), except for any failure to comply that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement, and neither the Company nor any of its Subsidiaries has received any written notice or communication of any material failure to comply with any such Laws that has not been cured (as evidenced by a written notice to such effect, a copy of which has been provided to Parent) as of the date hereof. Except as set forth in the Company Reports filed prior to the date hereof, no investigation, examination, audit or review by any Governmental Entity with respect to the Company or any of its Subsidiaries has occurred, is pending or, to the knowledge of the executive officers of the Company, threatened, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company and each of its Subsidiaries have all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, including those applicable to a health insurance organization ("HMO"), a preferred provider organization ("PPO") or an insurance, reinsurance or third-party administrator business except for those the absence of which would not be reasonably likely to result in a Company Material Adverse Effect. Since December 31, 1995, no material Subsidiary of the Company has had any license or certificate of authority revoked nor has any State denied any of their applications for a license or certificate of authority.

         (ii) For purposes of this Agreement, the term "Health Benefit Law" means all Laws relating to the licensure, certification, qualification or authority to transact business relating to the provision of and/or payment for health benefits and insurance, including but not limited to ERISA, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accounting Act of 1996, and Laws relating to the regulation of HMOs, workers compensation, managed care organizations, insurance, PPOs, point-of-service plans, certificates of need, third-party administrators, utilization review, coordination of benefits, hospital reimbursement, Medicare and Medicaid participation, fraud and abuse and patient referrals; the term "Medicaid" means the applicable provision of Title XIX of the Social Security Act and the regulations promulgated thereunder and the state laws and regulations implementing the Medicaid program; and the term "Medicare" means the applicable provisions of Title XVIII of the Social Security Act and the regulations promulgated thereunder.

         (j) Takeover Statutes. No restrictive provision of any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the Company's certificate of incorporation (including Article Eleventh thereof) and by-laws is, or at the Effective Time will be, applicable to the Company, Parent, Merger Subsidiary, the Shares, the Merger or any other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement.

         (k) Environmental Matters. Except as disclosed in the Company Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse
Effect: (i) the Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws; (ii) neither the Company nor any of its Subsidiaries is subject to any liability under any Environmental Law (as defined below); (iii) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (iv) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (v) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company pursuant to any Environmental Law. For purposes of this Agreement, the term "Environmental Law" means any Law relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property; and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         (l) Accounting and Tax Matters. As of the date hereof, neither the Company nor any of its affiliates has taken or agreed to take any action, nor does the Chief Financial Officer of the Company have any knowledge of any fact or circumstance relating to the Company or any of its Subsidiaries, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

         (m) Taxes. The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all material Taxes (as defined below) that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the knowledge of the executive officers of the Company threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that (A) were raised by any Taxing authority in a communication to the Company or any Subsidiary and (B) are reasonably likely to have a Company Material Adverse Effect. The Company has made available to Purchaser true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the years ended December 31, 1994, 1995 and 1996. Neither the Company nor any of its Subsidiaries has any material liability with respect to income, franchise or similar Taxes that accrued on or before December 31, 1997 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company Reports filed on or prior to the date hereof.

         As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, premium, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or governmental assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         (n) Labor Matters. Except as set forth in the Company Reports, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or written understanding with a labor union or labor organization involving employees of the Company or its Subsidiaries.

         (o) Insurance. All material fire and casualty, general liability, business interruption, product liability, directors' and officers', and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers and are customary and reasonable in amount and scope for the business in which the Company and its Subsidiaries are engaged, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The level of reinsurance with respect to professional liability risk retained by the Company and its Subsidiaries is adequate in light of the Company's reserves and of historical claims made.

         (p) Intellectual Property. The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials ("Intellectual Property") that are used in the business of the Company and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect and to the knowledge of the executive officers of the Company all material patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting. Except as disclosed in the Company Reports filed prior to the date hereof or as is not reasonably likely to have a Company Material Adverse Effect, (A) no claims are pending or, to the knowledge of the executive officers of the Company threatened, with respect to any Intellectual Property owned by the Company or any its Subsidiaries, (B) the conduct of the business of the Company and its Subsidiaries does not infringe upon the rights of any other Person and (C) there is no unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

         (q) Year 2000 Compliance; MIS Systems. The software and hardware operated by the Company and its Subsidiaries are capable of providing or are being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof, except as would not have a Company Material Adverse Effect. To the knowledge of the executive officers of the Company, the ability of the Company's significant suppliers, customers and others with which it conducts business to identify and resolve their own Year 2000 issues will not have a Company Material Adverse Effect. Prior to the date hereof, the Company has discussed with Parent and its advisors the material steps that it and its Subsidiaries have taken to become Year 2000 compliant and the costs the Company expects to incur in connection therewith. There are no existing circumstances or contemplated changes in the management information systems of the Company or any of its Subsidiaries that would be reasonably likely to have a Company Material Adverse Effect.

         (r) Material Contracts. Section 5.1(r) of the Company Disclosure Letter sets forth a list of all Material Company Contracts. The Company has made available to Parent true and complete copies of all the Material Company Contracts. The Material Company Contracts are in full force and effect and are enforceable against the Company or its Subsidiaries that are parties thereto and, to the knowledge of the executive officers of the Company, against the other parties thereto in accordance with their respective terms. Except to the extent reflected in the financial statements of the Company Reports, neither the Company nor any of its Subsidiaries nor, to the knowledge of the executive officers of the Company, any other party is in breach of or in default under any such Material Company Contract, other than any immaterial breaches or defaults. There is no pending or, to the knowledge of the executive officers of the Company, threatened, cancellation of any Material Company Contract. There are no Material Company Contracts that guarantee over a period of greater than twelve months the rates charged by the Company or any of its Subsidiaries to any of their customers. For purposes of this Agreement, the term "Material Company Contract" means any Contract to which the Company or any of its Subsidiaries is a party (i) concerning a partnership or joint venture with another Person; (ii) limiting in any material respect in a specific market the ability of the Company or any of its Subsidiaries or, assuming the consummation of the transactions contemplated by this Agreement, Parent or any of its Subsidiaries (A) to sell any products or services of or to any other Person, (B) to engage in any line of business (including geographical limitations) or (C) to compete with or to obtain products or services from any Person, or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries prior to the Effective Time, or Parent or any of its Subsidiaries at or after the Effective Time; (iii) which Contract is with a provider that generated one of the twenty-five (25) highest totals of claims paid to a provider during the one year period ended December 31, 1997 (the "Material Provider Contracts");
(iv) which Contract is a provider agreement and (A) contains either any form of patient volume guarantee or an exclusivity provision restricting the geographical area in which, or the method by which, any business may be conducted by the Company or any of its Subsidiaries or Affiliates prior to the Effective Time, or by Parent or any of its Subsidiaries or Affiliates after the Effective Time (all such agreements in clause (A), the "Exclusivity Contracts"); and (B) relates to services in the markets listed in Section 5.1(r) of the Company Disclosure Letter (the "Areas"); and (C) is (x) with a capitated provider that services twenty-five percent (25%) or more of the members in any Area during the one year period ended December 31, 1997; or (y) with one of the top three (3) hospitals by claims paid in any Area during the one year period ended December 31, 1997; or (z) an agreement covering multiple sites; (v) which Contract is with a customer that generated one of the twenty-five (25) highest totals of premium revenue during the one year period ended December 31, 1997 (the "Material Customer Contracts"); (vi) involving an aggregate payment or commitment per Contract on the part of the other party of $10,000,000 in each case during the one year period ended December 31, 1997 (other than the types of contracts described in clauses (iii), (iv) and (v) above); (vii) between the Company or one of its Subsidiaries, on the one hand, and one of its or their affiliates (other than the Company or any of its Subsidiaries) on the other hand; or (viii) which is material to the Company pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act.

         (s) Rights Plan. The Company has amended the Rights Agreement to provide that Parent shall not be deemed an Acquiring Person, the Distribution Date and the Shares Acquisition Date (each as defined in the Rights Agreement) shall each not be deemed to occur and the rights issuable pursuant to the Rights Agreement will not separate from the Shares or otherwise become exercisable, as a result of entering into this Agreement, the Stock Option Agreement or the Voting Agreement or consummating the Merger and/or the other transactions contemplated hereby and thereby.

         (t) Reserves. The reserves established by the Company and its Subsidiaries as reflected in the Company Reports or in any financial statement or balance sheet contained in any document filed with any Governmental Entity for insurance, medical and other benefits, losses and claims for the periods covered by the Company Reports (A) are in all material respects computed in accordance with presently accepted prudent industry standards consistently applied and as required by applicable Law, (B) are fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and (C) are computed on the basis of assumptions consistent in all material respects with those used in computing the corresponding reserve in the prior fiscal year. As of the date hereof, the Chief Financial Officer of the Company is not aware of any fact or circumstance which would necessitate, in the good faith application of prudent reserving practices and policies, any material adverse change in reserves for such benefits, losses or claims above that reflected in the most recent balance sheet included in the Company Reports (other than increases consistent with past experience resulting from increases in enrollment with respect to the Company's services).

         (u) Brokers and Finders. Neither the Company nor its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement, except that the Company has employed Lehman Brothers, Inc. as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

         (v) Ownership of Parent Common Stock. As of the date hereof, neither the Company nor any of its Subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock.

         5.2. Representations and Warranties of Parent and Merger Subsidiary. Except as set forth in the corresponding sections or subsections (or by appropriate cross-reference) of the disclosure letter delivered to the Company by Parent prior to entering into this Agreement (the "Parent Disclosure Letter"), Parent and Merger Subsidiary each hereby represent and warrant to the Company that:

         (a) Capitalization of Merger Subsidiary. The authorized capital stock of Merger Subsidiary consists of 1000 shares of Common Stock, par value $ $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Subsidiary is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Subsidiary, (ii) no securities of Merger Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Merger Subsidiary and (iii) no options or other rights to acquire from Merger Subsidiary, and no obligations of Merger Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Subsidiary. Merger Subsidiary has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

         (b) Organization, Good Standing and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and Parent and each of its Subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to have such corporate power or authority or to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's and each of its Subsidiaries' certificates of incorporation and by-laws or comparable governing instruments, each as amended to date. Parent's and its Subsidiaries' certificates of incorporation and by-laws or comparable governing instruments so delivered are in full force and effect. As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or results of operations of Parent and its Subsidiaries taken as a whole.

         (c) Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, of which 192,778,481 shares were outstanding as of the close of business on May 22, 1998, and 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Parent Preferred Shares"), of which 500,000 shares were outstanding as of the close of business on May 22, 1998. All of the outstanding Parent Common Stock and Parent Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Common Stock or Parent Preferred Shares reserved for issuance, except that, as of March 31, 1998, there were 20,676,281 shares of Parent Common Stock reserved for issuance pursuant to the Parent 1987 Supplemental Stock Option Plan, the Parent 1991 Stock and Incentive Plan, the Parent 1995 Nonemployee Director Plan and the Parent Employer Stock Purchase Plan; and 2,012,095 shares of Parent Common Stock are reserved for issuance pursuant to stock plans of Parent which are no longer active and stock plans assumed by Parent in connection with a number of previous business combinations; and that at the May 13, 1998 meeting of the Parent Board of Directors, the Board approved the Parent 1998 Broad-Based Stock Incentive Plan, pursuant to which 5,767,159 shares are reserved for issuance (collectively, the "Parent Stock Plans"). Each of the outstanding shares of capital stock or other securities of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly owned subsidiary of Parent, free and clear of any Liens. Except as set forth above, as of the date hereof there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter ("Parent Voting Debt").

         (d) Corporate Authority. (i) Each of Parent and Merger Subsidiary has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to any shareholder approval necessary to permit the issuance of the shares of Parent Common Stock required to be issued pursuant to Article IV (the "Parent Requisite Vote"). This Agreement is a valid and binding agreement of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         (ii) The Board of Directors of Parent (A) has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby and (B) has received the opinion, dated the date hereof, of its financial advisors, Goldman, Sachs & Co., to the effect that the Merger Consideration to be paid by Parent in the Merger is fair from a financial point of view to Parent. It is agreed and understood by the Company that such opinion is for the sole benefit of the Board of Directors of Parent and is not to be relied on by the Company or its stockholders. Subject to obtaining the Parent Requisite Vote, Parent has taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no shareholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

         (e) Governmental Filings; No Violations. (i) Other than the filings, notices, consents, registrations, approvals, permits and authorizations (A) pursuant to Section 1.3, (B) under the HSR Act, the Exchange Act and the Securities Act, (C) required under any Health Benefit Law, (D) to comply with state securities or "blue-sky" laws, or (E) required to be made with the New York Stock Exchange, Inc. ("NYSE"), no notices, reports or other filings are required to be made by Parent or Merger Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Subsidiary from, any Governmental Entity or any other Person, in connection with the execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby, except those the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement.

         (ii) The execution, delivery and performance of this Agreement by Parent and Merger Subsidiary do not, and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the articles of incorporation or by-laws of Parent and Merger Subsidiary or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, or acceleration of any obligations under, or the termination of, or the loss of a material benefit under, or the creation of a Lien on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any of their respective assets, or (assuming, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 5.2(e)(i)) or any applicable Law to which Parent or any of its Subsidiaries or any of their respective assets is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, termination, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement.

         (f) Parent Reports; Financial Statements. (i) Parent has made available to the Company each registration statement, report, proxy statement or informa-tion statement prepared by it since December 31, 1996, including (i) Parent's Annual Report on Form 10-K for the years ended December 31, 1996 and December 31, 1997 and (ii) Parent's Quarterly Report on Form 10-Q for the period ended March 31, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Parent Reports filed with the SEC subsequent to the date hereof, will fairly present in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents in all material respects, or, in the case of Parent Reports filed with the SEC subsequent to the date hereof, will fairly present in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries on a consolidated basis for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

         (ii) Parent has made available to the Company true and complete copies of each annual and quarterly statutory report of any of its Subsidiaries that was required to be filed with any applicable Governmental Entity for the years ended December 31, 1995, 1996 and 1997 and the quarterly period ended March 31, 1998, including all exhibits, interrogatories, notes, schedules and any actuarial or accounting opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Parent SAP Statements"). The Parent SAP Statements were in all material respects prepared in conformity with the accounting principles and practices set forth in applicable Laws or prescribed or permitted by the applicable regulatory authority, consistently applied for the periods covered thereby and present fairly in all material respects, except as expressly noted therein, the statutory financial condition of each of such Subsidiaries as at the respective dates thereof and the results of operations of each of such Subsidiaries for the respective periods then ended. No material deficiency which has not been cured has been asserted with respect to any Company SAP Statements by the applicable Governmental Entity. Parent has made available to the Company true and complete copies of all examination reports of any regulatory agencies since January 1, 1996 relating to its Subsidiaries and all material submissions made by Parent and any of its Subsidiaries to such regulatory agencies.

         (g) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since December 31, 1997 Parent and each of its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which the executive officers of Parent have knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent, except for cash dividends or other distributions on its capital stock publicly announced prior to the date hereof or declared and paid consistent with past practice (including customary increases); (iv) any change by Parent in accounting principles, practices and methods; or (v) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration or servicing policies, practices, procedures, methods, assumptions or principles of Parent or any of its Subsidiaries.

         (h) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of Parent, threatened against, or otherwise adversely affecting Parent or any of its Subsidiaries,
(ii) obligations or liabilities of any nature, whether accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or (iii) facts or circumstances of which the executive officers of Parent have knowledge that could result in any claims against, or obligations or liabilities of, or limitations on the conduct of business by, or otherwise adversely affect, Parent or any of its Subsidiaries, except for any of the foregoing that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement.

         (i) Compliance with Laws; Permits. Except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries have been, and are being, conducted in compliance with all Laws, including all Health Benefit Laws, except for any failure to comply that, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Stock Option Agreement, and neither Parent nor any of its Subsidiaries has received any written notice or communication of any material failure to comply with any such Laws that has not been cured (as evidenced by a written notice to such effect, a copy of which has been provided to Company) as of the date hereof. Except as set forth in the Parent Reports filed prior to the date hereof, no investigation, examination, audit or review by any Governmental Entity with respect to Parent or any of its Subsidiaries has occurred, is pending or, to the knowledge of the executive officers of Parent, threatened, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement. Parent and each of its Subsidiaries have all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, including those applicable to each HMO, PPO or insurance, reinsurance or third-party administrator business except for those the absence of which would not be reasonably likely to result in a Parent Material Adverse Effect. Since December 31, 1995, no material Subsidiary of Parent has had any material license or material certificate of authority revoked nor has any State denied any of their applications for a license or certificate of authority.

         (j) Accounting and Tax Matters. As of the date hereof, neither Parent nor any of its affiliates has taken or agreed to take any action, nor does the Chief Financial Officer of Parent have any knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         (k) Reserves. The reserves established by Parent and its Subsidiaries as reflected in the Parent Reports or in any financial statement or balance sheet contained in any document filed with any Governmental Entity for insurance, medical and other benefits, losses and claims for the periods covered by the Parent Reports (A) are in all material respects computed in accordance with presently accepted prudent industry standards consistently applied and as required by applicable Law, (B) are fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and (C) are computed on the basis of assumptions consistent in all material respects with those used in computing the corresponding reserve in the prior fiscal year. As of the date hereof, the Chief Financial Officer of Parent is not aware of any fact or circumstance which would necessitate, in the good faith application of prudent reserving practices and policies, any material adverse change in reserves for such benefits, losses or claims above that reflected in the most recent balance sheet included in the Parent Reports (other than increases consistent with past experience resulting from increases in enrollment with respect to Parent's services).

         (l) Brokers and Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Goldman, Sachs & Co. as its financial advisor.

         (m) Ownership of Company Common Stock. As of the date hereof, neither Parent nor any of its Subsidiaries owns any shares of Company Common Stock or other securities convertible into shares of Company Common Stock.


                                   ARTICLE VI

                                    Covenants

         6.1. Interim Operations. (a) Except as set forth in Section 6.1 of the Company Disclosure Schedule, the Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld, and except as otherwise expressly contemplated by this Agreement or the Stock Option Agreement):

         (i) it and its Subsidiaries' businesses shall be conducted in the ordinary and usual course; it being understood and agreed that nothing contained herein shall permit the Company to enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of the Company and its Subsidiaries or entering into or engaging in new lines of business;

         (ii) it and its Subsidiaries shall use their respective reasonable best efforts to preserve their business organizations intact and maintain their existing relations and goodwill with customers, suppliers, reinsurers, agents, creditors, lessors, providers and regulators, employees and business associates;

         (iii) it shall not (A) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (B) amend its certificate of incorporation or by-laws or amend the Rights Agreement or adopt any new rights agreement or similar agreement; (C) split, combine or reclassify its outstanding shares of capital stock; (D) authorize, declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned Subsidiaries; or (E) repurchase, redeem or otherwise acquire, except in connection with any of the Company Stock Plans, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock;

         (iv) neither it nor any of its Subsidiaries shall (A) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than Shares issuable pursuant to options or pursuant to stock bonus plans outstanding on the date hereof under any of the Company Stock Plans and options on up to 100,000 Shares granted under the Company Stock Plans after the date hereof to non-executive officers and consistent with prior practice); (B) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability, except for immaterial Liens arising by operation of law; (C) make or authorize or commit to any capital expenditures other than in accordance with or pursuant to the summary of the calendar year 1998 capital appropriations/spending budgets in Section 6.1(a)(iv)(C) of the Company Disclosure Letter, and, during calendar year 1999, shall not make or authorize or commit to any capital expenditures in excess of the 1998 capital expenditure limit set forth in Section 6.1(a)(iv)(C) of the Company Disclosure Letter; or
(D) make any acquisition of, or investment in, assets or stock of any other Person or entity in excess of $3 million other than Passive Investments;

         (v) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans except as required by Law or increase the salary, wage, bonus or other compensation of any employees except increases for employees who are not elected officers of the Company occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases), and if the Merger is not consummated on or prior to December 31, 1998 and this Agreement is not terminated in accordance with its terms, increases in compensation for elected officers of the Company occurring in the ordinary and usual course of business;

         (vi) neither it nor any of its Subsidiaries shall pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary and usual course of business;

         (vii) neither it nor any of its Subsidiaries shall make or change any material Tax election, settle any audit, file any amended Tax Returns or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

         (viii) neither it nor any of its Subsidiaries shall enter into any Contract containing any provision or covenant limiting in any respect the ability of the Company or any of its Subsidiaries or any of their "Affiliates" (as defined in Rule 12b-2 under the Exchange Act) to (A) sell any products or services of or to any other Person, (B) engage in any line of business (including geographic limitations) or (C) compete with or obtain products or services from any Person, or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries or their Affiliates;

         (ix) enter into any new reinsurance arrangements;

         (x) neither it nor any of its Subsidiaries will terminate, or amend, or modify in any material respect, any Material Company Contract, other than provider Contracts that are terminated or amended or modified in the ordinary and usual course of business and other than renewal of customer Contracts in the ordinary and usual course of business; it being understood that the Company shall use its reasonable best efforts to keep Parent advised of any anticipated termination of or material amendment or modification of any Material Customer Contract or Material Provider Contract and to make available to Parent the Exclusivity Contracts;

         (xi) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

         (xii) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

         (b) During the period from the date of this Agreement through the Effective Time, (i) as requested by Parent, the Company shall confer on a regular basis with one or more representatives of Parent with respect to material operational matters (including the general status of provider and customer contracts), (ii) upon the knowledge of the executive officers of the Company of any event or occurrence that is reasonably likely to result in a Company Material Adverse Effect, any material litigation or material governmental complaints, investigation or hearings (or communications indicating that the same may be contemplated), the breach in any material respect of any representation, warranty or covenant contained herein, or the failure of any condition precedent to the Merger, the Company shall promptly notify Parent thereof and (iii) upon the knowledge of the executive officers of Parent of any event or occurrence that is reasonably likely to result in a Parent Material Adverse Effect or the failure of any condition precedent to the Merger, Parent shall promptly notify the Company thereof.

         (c) Except as disclosed in the Parent Reports filed prior to the date hereof, Parent covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld, and except as otherwise expressly contemplated by this Agreement) that (i) except as set forth in Section 6.1(c) of the Parent Disclosure Schedule, Parent and its Subsidiaries' businesses shall be conducted in the ordinary and usual course; and (ii) Parent shall not authorize, declare, set aside or pay any dividend or other distribution in respect of any capital stock of Parent, other than dividends from its direct or indirect wholly owned Subsidiaries and regular annual dividends of $0.03 per share of the Parent Common Stock.

         6.2. Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of its or their respective officers and directors shall, and that the Company shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (such officers, directors, employees, agents and representatives sometimes collectively referred to herein as "Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer or entering into any agreement with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 15% or more of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of their respective officers and directors shall, and that the Company shall direct and cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to, an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement ("Third Party Confidentiality Agreement") on terms equivalent to those contained in the Confidentiality Agreement (as defined in Section 9.7); (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company, if and only to the extent that, prior to taking any such action (i) in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company determines in good faith after receipt of an opinion from its outside legal counsel experienced in such matters that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable Law and (ii) in each case referred to in clause (C) or (D) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction superior to the transaction contemplated by this Agreement, taking into account, among other things, the long-term prospects and interests of the Company and its stockholders (any such superior Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform its Representatives of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement. The Company will notify Parent immediately (but, in any event, no less than 48 hours thereafter) if any Acquisition Proposal or inquiry related thereto is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives relating to an Acquisition Proposal, indicating the name of such Person and the material terms and conditions of any Acquisition Proposal and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such Acquisition Proposal and the status of any such negotiations or discussions. The Company also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

         6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the "Prospectus/ Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company and Parent to be held in connection with this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) any filing with a Governmental Entity in connection with this Agreement under any Health Benefit Law, will be untrue or incorrect in any material respect.

         6.4. Stockholders Meetings. The Company will take all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective (and, in any event, within 45 days thereafter unless otherwise mutually agreed by the Company and Parent) to consider and vote upon the approval of this Agreement. Parent will take all action necessary to convene a meeting of holders of Parent Common Stock as promptly as practicable after the S-4 Registration Statement is declared effective (and, in any event, within 45 days thereafter unless otherwise mutually agreed by the Company and Parent) to consider and vote upon the approval of the issuance of Parent Common Stock in the Merger. Parent and the Company shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day. Except to the extent the Board of Directors of the Company or of the Parent determines in good faith, after receipt of an opinion from its outside legal counsel experienced in such matters, that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable Law, each of the Company's and Parent's Board of Directors shall recommend such approval, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval.

         6.5. Filings; Other Actions; Notification. (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (and the Company shall cooperate with Parent in connection therewith), and promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of each of the Company and Parent. Parent shall also use its reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

         (b) The Company and Parent each shall cooperate with the other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings (including as required by Health Benefit Laws) and to obtain as promptly as practicable all consents, waivers, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (including as required by Health Benefit Laws); provided, however, that in connection with obtaining consents required under any Contracts, the Company shall not agree to any material modifications or amendments of any Contracts or incur any additional material obligations or liabilities to any party to such Contracts; provided, further, that nothing in this Section 6.5 shall require, or be construed to require, Parent, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by the Company of any of its assets or businesses) or (ii) agree to any material conditions relating to, or material changes or restriction in, the operations of any such assets or businesses; provided, however, that it is agreed that routine conditions sought to be imposed by a state Governmental Entity that Parent has customarily agreed to in the past in connection with obtaining regulatory consents from such Governmental Entity shall not be considered "material conditions" for purposes of clause (ii) above. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

         (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement and the Stock Option Agreement.

         (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

         6.6. Taxation and Accounting. (a) Neither Parent nor the Company shall take or cause to be taken, and each of Parent and the Company shall use its reasonable best efforts to prevent any of its affiliates from taking, any action, whether before or after the Effective Time, that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Each of Parent and the Company agrees to use all reasonable best efforts to cure any impediment to the qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

         (b) Each of the Company and Parent have delivered to the other a copy of a letter, dated on or prior to the date hereof, from their respective independent accountants stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement are consummated in accordance with their terms (each a "Pooling Letter"). The Company and Parent each shall use its reasonable best efforts to cause to be delivered to the other party and its independent accountants two letters from its independent accountants, one dated the effective date of the S-4 Registration Statement and one dated as of the Closing Date, in each case confirming the continued validity of its Pooling Letter as though made on and as of such date.

         (c) In the event that the Closing Date is after August 31, 1998, Parent agrees to use its reasonable best efforts to publish as soon as practicable following the completion of the first fiscal quarter in which there has been at least 30 days of combined operations of Parent and the Company (within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies) financial results covering at least 30 days of such combined operations.

         (d) On or prior to the date the Prospectus/Proxy Statement is mailed to its stockholders and on or prior to the Closing Date, each of the Company and Parent shall use its reasonable best efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated the date of which the S-4 Registration Statement shall become effective and the Closing Date, respectively, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

         6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable Law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's Representatives access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Subsidiary, and provided, further, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in a violation of applicable Law or would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreement.

         6.8. Affiliates. (a) Within 15 days after the date hereof, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Stockholders Meeting referred to in Section 6.4, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent (by written notice to the Company) or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. To the extent not already delivered to Parent, the Company shall exercise its reasonable best efforts to deliver or cause to be delivered to Parent, as promptly as practicable after the date hereof but in no event later than the date of the Stockholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter substantially in the form attached as Exhibit C-1 (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale by such affiliates of Parent Common Stock received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

         (b) Within 15 days after the date hereof, Parent shall deliver to the Company a list of names and addresses of those Persons who were, in the opinion of the Parent, at the time of the Stockholders Meeting referred to in Section 6.4, "affiliates" of Parent for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. Parent shall provide to the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person identified by either the Company (by written notice to Parent) or Parent as being a Person who may be deemed to be such an affiliate of Parent; provided, however, that no such Person identified by the Company shall be added to the list of affiliates of Parent if the Company shall receive from Parent, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to the Company to the effect that such Person is not such an affiliate. To the extent not already received by the Company, Parent shall exercise its reasonable best efforts to deliver or cause to be delivered to the Company, as promptly as practicable after the date hereof but in no event later than the date of the Stockholders Meeting, from each of such affiliates of Parent identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit C-2.

         6.9. Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date.

         6.10. Publicity. The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with each other and use reasonable best efforts to agree upon the text of any press release, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies) with respect to the timing of such public announcements, prior to issuing any such press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto.

         6.11. Benefits. (a) Stock Options. (i) At the Effective Time, each Company Option, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing; provided, however, that in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Company Stock Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

         (ii) Effective at the Effective Time, Parent shall assume each Company Option in accordance with the terms of the relevant Company Stock Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Options assumed by it in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form (or shall cause such Company Option to be deemed to be an option issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have previously been registered pursuant to an appropriate registration form) with respect to the Parent Common Stock subject to such Company Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

         (b) Employee Benefits. (i) Parent agrees that from and after the Effective Time, the employees of the Company and its Subsidiaries (other than employees covered by collective bargaining agreements) will be provided with benefits under employee benefit plans, such benefits to be, in the discretion of Parent, either (i) no less favorable in the aggregate than the benefits that are currently provided by the Company and its Subsidiaries to such employees or (ii) no less favorable in the aggregate than the benefits that are provided by Parent and its Subsidiaries to their employees, taking into account the duties and responsibilities of such employees.

         (ii) Parent agrees to continue the fixed profit sharing contribution feature of the Company's Retirement and Savings Plan for the period that commences at the Effective Time and continues up to and including December 31, 1999.

         (iii) Following the Effective Time, Parent shall honor, or shall cause the Surviving Corporation to honor, (A) employment and severance agreements (the form of which has been provided to Parent prior to the date hereof) as in effect as of the date hereof for current and former employees of the Company and its Subsidiaries; provided, however, that nothing contained herein shall prevent Parent from amending or terminating any such employment or severance agreement in accordance with its terms; and (B) from the Effective Time until December 31, 1999, the benefits under the Company's severance policy for current employees of the Company and its Subsidiaries as set forth in Section 6.11(b) of the Company Disclosure Letter. The Company has used its reasonable best efforts to set forth in Section 6.11(b) of the Company Disclosure Letter all persons subject to employment and severance agreements and all forms of such agreements.

         (iv) Employees of the Company and its Subsidiaries who are employees on or after the Effective Time, shall be credited to the fullest extent permissible under law for purposes of eligibility and vesting with all service with the Company and its Subsidiaries to the same extent that such service was credited for such purposes by the Company under each employee benefit plan, program, policy or arrangement of the Parent and its Subsidiaries in which the employees are eligible to participate.

         (v) If employees of the Company and its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause such plan to (a) waive any pre-existing condition limitations and (b) credit any deductibles and out-of-pocket expenses that are applicable and/or covered under Company's plans, and are incurred by the employees and their beneficiaries during the portion of the calendar year prior to participation in Parent's plans.

         (vi) (A) The current directors of the Company, and those former directors of the Company, in each case as listed in Section 6.11(b) of the Company Disclosure Letter, shall be deemed to be retired at the Effective Time for purposes of the Company's Directors Retirement Policy. At the Effective Time, Parent will honor for such directors the terms of such policy, which is specifically described in Section 6.11(b) of the Company Disclosure Letter. (B) Also, as of the Effective Time, Parent will honor the terms of, and assume all obligations of the Company under, those agreements of the Company with former employees of the Company and its Subsidiaries whose employment terminated prior to the date hereof (the form of which has been provided to

Parent prior to the date hereof), which agreements are listed in Section 6.11(b) of the Company Disclosure Schedule.

         (vii) Company shall, at Parent's request and subject to and in accordance with such plans, take appropriate actions so that from and after the Effective Time (A) Parent or any of its Subsidiaries will not have any obligation to make employer contributions to the Company's Supplemental Executive Retirement Plan or the Company's Thrift Excess Plan or to a grantor trust or other funding vehicle under either plan and (B) no benefits will accrue from and after the Effective Time pursuant to the Company's Officers' Target Retirement Plan.

         6.12. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company.

         6.13. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless, or cause the Company to so indemnify and hold harmless to the fullest extent that Parent could do so, each present and former director and officer of the Company (when acting within the scope of such capacity) determined as of the Effective Time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware Law to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). From and after the Effective Time, Parent agrees that it will indemnify and hold harmless, or cause the Company to so indemnify and hold harmless, each present and former director and officer of the Company's Subsidiaries (when acting within the scope of such capacity) determined as of the Effective Time (together with the Persons referred to in the first sentence of this Section 6.13(a), the "Indemnified Parties"), against any Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware Law and its certificate of incorporation or by-laws in effect thereof to indemnify such Person (and Parent shall or shall cause the Company to also advance expenses as incurred to the fullest extent permitted under applicable Law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

         (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party to the extent such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or does not elect to assume such defense on a timely basis after notice thereof by the Indemnified Party or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

         (c) For a period of six years after the Effective Time, Parent shall cause to be maintained officers' and directors' liability insurance ("D&O Insurance") covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; provided, however, that Parent shall not be required to maintain or procure such coverage to pay an annual premium in excess of 250% of the current annual premium paid by the Company for its existing coverage (the "Cap"); provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Parent shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

         (d) After the Effective Time Parent shall or shall cause the Company to perform the obligations of the Company and any of its Subsidiaries under each indemnification agreement which is in effect as of the date hereof between the Company and any of its Subsidiaries and an Indemnified Party.

         (e) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the Certificate of Incorporation or By-Laws, under the DGCL or otherwise.

         (f) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         6.14. Parent's Board of Directors. Parent shall take all necessary actions such that at the Effective Time David A. Jones will be a Class III director of Parent's Board of Directors.

         6.15. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement, each of Parent and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.


                                   ARTICLE VII

                                   Conditions

         7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

         (a) Stockholder Approval. This Agreement and the Merger shall have been duly approved by holders of Shares constituting the Company Requisite Vote in accordance with applicable Law and its certificate of incorporation and by-laws, and the issuance of Parent Common Stock pursuant to the Merger shall have been duly approved by the holders of Parent Common Stock constituting the Parent Requisite Vote in accordance with applicable Law and its certificate of incorporation and by-laws.

         (b) NYSE Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

         (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time (including as required by Health Benefit
Laws) by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement, the Stock Option Agreement and the Voting Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby by the Company, Parent and Merger Subsidiary shall have been made or obtained (as the case may be).

         (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding seeking any such Order.

         (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

         (f) Blue Sky Approvals. Parent shall have received all state securities and "blue sky" permits and approvals, if any, necessary to consummate the transactions contemplated hereby.

         (g) Accountant Letters. Parent and the Company shall have received from Arthur Andersen LLP, Parent's independent accountants, the confirmatory letter, dated as of the Closing Date, referred to in Section 6.6(b).

         7.2. Conditions to Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); provided, however, that notwithstanding anything herein to the contrary, this Section 7.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

         (c) Consents. Other than as set forth in Section 7.2(c) of the Company Disclosure Letter, the Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party, except those the failure to obtain, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

         (d) Tax Opinion. Parent shall have received the opinion of Sullivan & Cromwell, counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Subsidiary and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In connection with such opinion, Sullivan & Cromwell may require, and such opinion may be based on, in addition to the review of such matters of law and fact as Sullivan & Cromwell considers appropriate, (i) representations made at the request of Sullivan & Cromwell by Parent, the Company or stockholders of the Company or any combination of such persons or (ii) certificates provided at the request of Sullivan & Cromwell by officers of Parent, the Company and other appropriate persons.

         (e) Affiliates Letters. Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to Section 6.8.

         7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); provided, however, that notwithstanding anything herein to the contrary, this Section 7.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of the Parent to consummate the transactions contemplated by this Agreement. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and on behalf of Merger Subsidiary by an executive officer of Merger Subsidiary to such effect.

         (b) Performance of Obligations of Parent and Merger Subsidiary. Each of Parent and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Subsidiary by an executive officer of Parent to such effect.

         (c) Consents. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Parent or any of its Subsidiaries is a party, except those the failure to obtain, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

         (d) Tax Opinion. The Company shall have received the opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Subsidiary and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In connection with such opinion, Fried, Frank, Harris, Shriver & Jacobson may require, and such opinion may be based on, in addition to the review of such matters of law and fact as Fried, Frank, Harris, Shriver & Jacobson considers appropriate, (i) representations made at the request of Fried, Frank, Harris, Shriver & Jacobson by Parent, the Company or stockholders of the Company or any combination of such persons or (ii) certificates provided at the request of Fried, Frank, Harris, Shriver & Jacobson by officers of Parent, the Company and other appropriate persons.

                                  ARTICLE VIII

                                   Termination

         8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approvals by stockholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

         8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated by the Termination Date (as defined below), whether such date is before or after the date of approvals by the stockholders of the Company or Parent; (ii) the approval of the Company's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that if an Acquisition Proposal has been made by any Person prior to the time of such vote, the Company may not terminate this Agreement pursuant to this clause (ii) until a date that is not less than 90 days after the date of such vote, (iii) the approval of Parent's shareholders as required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (iv) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company or Parent); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated. For purposes hereof, the "Termination Date" shall mean December 31, 1998, provided, however, that on or after December 15, 1998, either Parent or the Company shall have the right to extend this date until March 31, 1999 in order to obtain all of the Governmental Consents.

         8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 7.1(a), by action of the Board of Directors of the Company:

         (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, taking into account, among other things, the long-term prospects and interests of the Company and its stockholders, as the Superior Proposal and (iv) the Company prior to such termination pays to Parent in immediately available funds the fees required to be paid pursuant to Section
8.5. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

         (b) if there has been (i) a breach by Parent or Merger Subsidiary of any representation or warranty that, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect or is reasonably likely to prevent or materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement or (ii) a material breach of a covenant or agreement contained in this Agreement, in each case that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

         8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of Parent referred to in Section 7.1(a), by action of the Board of Directors of Parent if (a) the Company (i) enters into a binding agreement for a Superior Proposal or the Board of Directors of the Company recommends a Superior Proposal or (ii) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or, after an Acquisition Proposal has been made, failed to reconfirm its recommendation of this Agreement within five business days after a written request by Parent to do so, (b) there has been (i) a breach by the Company of any representation or warranty that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect or is reasonably likely to prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, or (ii) a material breach of a covenant or agreement contained in this Agreement, in each case that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent or (c) if the Company, any of its Subsidiaries or any of their Representatives shall engage in any negotiations or substantive discussions (other than negotiations or discussions solely with respect to the Third Party Confidentiality Agreement) pursuant to clause (C) of the proviso set forth in Section 6.2 or take any actions pursuant to clause (D) of the proviso set forth in Section 6.2.

         8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

         (b) In the event that this Agreement is terminated (A) by the Company pursuant to Section 8.3(a) or (B) by Parent pursuant to Section 8.4(a)(i), then the Company shall promptly, but in no event later than two days after the date of such termination or such earlier time as required by this Agreement, pay to Parent a termination fee of $200 million (the "Termination Fee") and shall promptly, but in no event later than two days after being notified of such by Parent, pay to Parent an amount equal to all of the reasonable (under the circumstances) expenses incurred by Parent or Merger Subsidiary in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $10 million, in each case payable by wire transfer of same day funds ("Expenses").

         (c) In the event this Agreement is terminated (A) by the Company or by Parent pursuant to Section 8.2(i) and prior to such termination an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and if within 18 months of such termination, the Company enters into an agreement concerning a transaction of a type that would constitute an Acquisition Proposal (an "Alternative Transaction"), with any Person (or any of its affiliates) who made an Acquisition Proposal prior to the termination of this Agreement, then the Company shall (x) at the time of entering into such agreement, pay to Parent the Expenses and 50% of the Alternative Termination Fee (as defined below) and (y) at the time such Alternative Transaction is consummated, pay to Parent the remaining 50% of the Alternative Termination Fee, in each case payable by wire transfer of same day funds; (B) by Parent pursuant to Section 8.4(c), then, promptly, but in no event later than two days after the date of such termination, the Company shall pay to Parent the Expenses, and if within 18 months of such termination, the Company enters into an agreement concerning an Alternative Transaction with the Person (or any of its affiliates) that triggered the termination right set forth in Section 8.4(c), the Company shall
(x) at the time of entering into such agreement, pay to Parent 50% of the Termination Fee and (y) at the time such transaction is consummated, pay to Parent the remaining 50% of the Termination Fee, in each case payable by wire transfer of same day funds; (C) by Parent pursuant to Section 8.4(a)(ii), then, promptly, but in no event later than two days after the date of such termination or such earlier time as required by this Agreement, the Company shall pay to Parent the Expenses, and if within 18 months of such termination, the Company enters into an agreement concerning an Alternative Transaction with any Person, the Company shall, at the time of entering into such agreement, pay to Parent the Termination Fee, in each case payable by wire transfer of same day funds; or (D) in the event that an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(ii), then, promptly, but in no event later than two days after the date of such termination or such earlier time as required by this Agreement, the Company shall pay to Parent the Expenses, and if within 18 months of such termination, the Company enters into an agreement concerning an Alternative Transaction with any Person, the Company shall, at the time of entering into such agreement, pay to Parent an amount equal to the Termination Fee, in each case payable by wire transfer of same day funds. For purposes of this Section 8.5(c), (i) the "Alternative Termination Fee" shall be an amount equal to 4% of the Aggregate Value (as defined below) of the Alternative Transaction and (ii) "Aggregate Value" shall be determined by multiplying the average closing price of the Shares on the NYSE Composite Tape for the five consecutive trading days after the Alternative Transaction is publicly announced (which shall include the day the Alternative Transaction is publicly announced if such announcement is made by noon on that day) by the number of Shares outstanding (calculated on a fully diluted basis). It is understood that nothing herein shall require the Company to pay the entire Termination Fee (or, if applicable, the entire Alternative Transaction Fee) more than once.

         (d) The Company acknowledges that the agreements contained in Sections 8.5(b) and (c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to either Section 8.5(b) or (c), and, in order to obtain such payment, Parent or Merger Subsidiary commences a suit which results in a judgment against the Company for the fee set forth therein the Company shall pay to Parent or Merger Subsidiary its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest from the date such amounts became due on the amounts owed at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

                                   ARTICLE IX

                            Miscellaneous and General

         9.1. Survival. This Article IX, the agreements of the Company, Parent and Merger Subsidiary contained in Sections 6.6 (Taxation and Accounting), 6.11 (Benefits), 6.13 (Indemnification; Directors' and Officers' Insurance) and 6.14 (Parent's Board of Directors) and the acknowledgment of Parent contained in
Section 5.1(e)(ii) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Subsidiary contained in
Section 6.12 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

         9.2. Modification or Amendment. Subject to the provisions of the applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

         9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

         9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.5. Governing Law And Venue; Waiver of Jury Trial. (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware or New York and the Federal courts of the United States of America located in the State of Delaware or the Southern District of the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Stock Option Agreement and of the documents referred to in this Agreement and the Stock Option Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement and the

Stock Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE STOCK OPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE STOCK OPTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE STOCK OPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE STOCK OPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

         9.6. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

        if to Parent or Merger Subsidiary
        ---------------------------------

        United HealthCare Corporation
        9900 Bren Road East
        Minnetonka, MN 55343
        Attention: David J. Lubben, General Counsel and Secretary
        fax:  (612) 936-0044

        with a copy to
        --------------

        James C. Morphy, Esq.,
        Sullivan & Cromwell,
        125 Broad Street,
        New York NY  10004
        fax:  (212) 558-3588


        if to the Company
        -----------------

        Humana Inc.
        The Humana Building
        500 West Main Street
        P.O. Box 1438
        Louisville, KY 40201-1438
        Attention: Arthur P. Hipwell, Senior Vice President and General Counsel fax: (502) 580-3615

        with a copy to
        --------------

        Jeffrey Bagner, Esq.
        Fried, Frank, Harris, Shriver & Jacobson
        One New York Plaza
        New York, NY 10004
        fax: (212) 859-4000

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         9.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Stock Option Agreement and the Confidentiality Agreement, dated May 4, 1998, between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

         9.8. No Third Party Beneficiaries. Except as provided in Section 9.8 of the Parent Disclosure Letter, the covenants contained in 6.13 (Indemnification; Directors' and Officers' Insurance), 6.14 (Parent's Board of Directors) or the acknowledgment of Parent contained in Section 5.1(e)(ii) this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

         9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner adverse in any material respect to any party and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Any disclosure in any section of the Company Disclosure Letter or the Parent Disclosure Letter of any contract, document, liability, default, breach, violation, limitation, impediment or other matter, although the provision for such disclosure may require such disclosure only if such contract, document, liability, default, breach, violation, limitation, impediment or other matter be "material," shall not be construed against the party making such disclosure as an admission by such party that any such contract, document, liability, default, breach, violation, limitation, impediment or other matter is, in fact, material.

         9.12. Assignment. This Agreement shall not be assignable other than by operation of law; provided, however, that Parent may designate, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Subsidiary, in which event all references herein to Merger Subsidiary shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Subsidiary as of the date hereof shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.



                                   HUMANA INC.


                                   By: /s/ David A. Jones
                                       ------------------------------------
                                       Name:  David A. Jones
                                       Title: Chairman of the Board


                                   UNITED HEALTHCARE CORPORATION


                                   By: /s/ William W. McGuire
                                       ------------------------------------
                                       Name:  William W. McGuire
                                       Title: President & CEO


                                   UH-1 INC.


                                   By: /s/ William W. McGuire
                                       ------------------------------------
                                       Name:  William W. McGuire
                                       Title: President & CEO

                                                                     EXHIBIT C-1

                       FORM OF COMPANY AFFILIATE'S LETTER


_______, 1998




Humana Inc.
The Humana Building
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438

Ladies and Gentlemen:

The undersigned is a holder of shares of Common Stock, par value $0.16-2/3 per share ("Company Common Stock"), of Humana Inc., a Delaware corporation ("Company"). Pursuant to the terms of that certain Agreement and Plan of Merger, dated as of May 27, 1998, among the Company, United HealthCare Corporation, a Minnesota corporation ("Parent"), and UH-1 Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), Merger Subsidiary will be merged with and into the Company and the Company will become a wholly owned subsidiary of Parent (the "Merger"). In connection with the Merger, the undersigned, as a holder of the Company Common Stock, will be entitled to receive Common Stock, par value $1.00 per share, of Parent (the "Securities") in exchange for the shares of Company Common Stock held by the undersigned at the effective time of the Merger.

The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Release Nos. 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

If in fact the undersigned were an affiliate of the Company under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such sale, assignment or transfer is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the

                                      C1-1

Humana Inc.
_______, 1998
Page 2

applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

The undersigned hereby represents to and covenants with Parent that it will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 (and otherwise in accordance with Rule 144 under the Act, if the undersigned is an affiliate of Parent and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Commission reasonably satisfactory to Parent, is not required to be registered under the Act.

The undersigned understands that Parent is under no obligation to register the sale, assignment, transfer or other disposition of the Securities by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

In the event of a sale of Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as Parent may otherwise reasonably request. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder, (ii) in the event of a sale of the Securities which has been registered under the Act or made in conformity with the provisions of Rule 145 or (iii) when Rule 145 no longer applies to the undersigned.

The undersigned further represents to and covenants with Parent that (i) the undersigned will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, any securities of the Company or Parent, and (ii) the undersigned will not sell, transfer or otherwise dispose of, or reduce

                                      C1-2

Humana Inc.
_______, 1998
Page 3


any risk relative to, the Securities received (or to be received) by the undersigned in the Merger or any other shares of the capital stock of Parent until after such time as financial results covering at least 30 days of post-Merger operations of Parent (including the combined operations of the Company and Parent) have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of operations, except in the cases of clauses (i) and (ii) of this paragraph to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76, or any SEC Accounting Series Release and SEC Staff Accounting Bulletin dated subsequent to the date hereof that amends, modifies or supersedes such release or bulletins, if and to the extent that such release and bulletins remain in full force and effect at the relevant time; it being understood that, during the aforementioned period, I will not be prohibited from selling up to 10% of the Securities received (or to be received) by me in the Merger.

I further understand and agree that this letter agreement shall apply to all shares of Company Common Stock, Securities, and any other shares of the capital stock of Parent, that I am deemed to beneficially own pursuant to applicable federal securities law.

The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities.

Sincerely,



[NAME OF COMPANY AFFILIATE]

















                                      C1-3

                                                                     EXHIBIT C-2


                       FORM OF POOLING AFFILIATE'S LETTER


_______, 1998



United HealthCare Corporation
9900 Bren Road East
Minnetonka, MN 55343

Ladies and Gentlemen:

The undersigned is a holder of shares of Common Stock, par value $1.00 per share (the "Securities"), of United HealthCare, a Minnesota Corporation ("Parent"). Pursuant to the terms of that certain Agreement and Plan of Merger, dated as of May 27, 1998, among [the Company,] a Delaware corporation, Parent and UH-1 Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), Merger Subsidiary will be merged with and into the Company and the Company will become a wholly owned subsidiary of Parent (the "Merger").

The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Parent as such term is used in and for purposes of Accounting Series Release Nos. 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

The undersigned hereby represents to and covenants with Parent that the undersigned will not, from and after the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities or any other shares of the capital stock of Parent, until after such time as financial results covering at least 30 days of post-Merger operations of Parent (including the combined operations of the Company and Parent) have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of operations, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76 if and to the extent that such Release and Bulletins remain in full force and effect at the relevant time.

I further understand and agree that this letter agreement shall apply to all Securities that I am deemed to beneficially own pursuant to applicable federal securities law.

United HealthCare
_______, 1998
Page 2


The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the sale, transfer or other disposition of Securities.

Sincerely,



[NAME OF PARENT AFFILIATE]































                                      C2-2